As filed with the Securities and Exchange Commission on May 26, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NeuroMetrix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	04-3308180
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1000 Winter Avenue
Waltham, Massachusetts 02451
(781) 890-9989

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shai N. Gozani, M.D., Ph.D.
Chief Executive Officer
NeuroMetrix, Inc.
1000 Winter Avenue
Waltham, Massachusetts 02451
(781) 890-9989

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Megan N. Gates, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Telephone: (617) 542-6000 Fax: (617) 542-2241	Stephen E. Older, Esq. McGuireWoods LLP 1345 Avenue of the Americas Seventh Floor New York, NY 10105-0106 Telephone: (212) 548-2100 Fax: (212) 548-2150

Approximate date of commencement of proposed sale to public:    As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒  333-188133

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee
2,000 Units consisting of:
(i) 2,000 shares of Series B Convertible Preferred Stock, $0.001 par value	$200,000.00	$23.24
(ii) 198,000 Warrants to purchase up to 198,000 shares of Common Stock, $0.0001 par value(2)(5)	$—	$—
198,000 shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock(3)(4)(5)(6)	$—	$—
198,000 shares of Common Stock issuable upon exercise of Warrants to purchase Common Stock(3)(4)	$247,500.00	$28.76
Warrants to be issued to the Underwriter(2)	$—	$—
4,950 shares of Common Stock issuable upon exercise of Warrants issued to the Underwriter(3)(5)(7)	$6,237.00	$0.72
Total	$453,737.00	$52.72

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	No registration fee required pursuant to Rule 457(g) under the Securities Act.

(3)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(4)	We have calculated the securities included in this registration statement based on each share of Series B Preferred Stock being convertible into 99 shares of Common Stock at a conversion price of $1.0101 per share of Common Stock, and that each Warrant is exercisable for one share of Common Stock at an exercise price per share of $1.25.

(5)	Pursuant to a shareholder rights agreement, dated as of March 7, 2007, between the Company and American Stock Transfer & Trust Company, as amended, each share of common stock has an attached right to purchase our Series A Junior Cumulative Preferred Stock, which rights are not currently exercisable, on the terms set forth in the rights agreement.

(6)	No additional consideration is payable upon conversion of the Series B Convertible Preferred Stock.

(7)	We have calculated the securities included in this registration statement based on an exercise price per share of $1.26.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with respect to the registration of additional securities of NeuroMetrix, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement includes the registration statement facing page, this page, the signature pages, an exhibit index, an opinion of counsel regarding the legality of the securities being registered and a related consent and accountant’s consent. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-188133), initially filed by the Registrant on April 25, 2013, as amended, and declared effective by the Securities and Exchange Commission on May 26, 2015. The Registrant is filing this Registration Statement for the sole purpose of increasing the proposed maximum aggregate offering price of such offering by $200,000. Pursuant to Rule 462(b), the contents of the Registration Statement on Form S-1 (Registration No. 333-188133), including the exhibits and the power of attorney thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (Registration No. 333-188133) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith:

Exhibit
Number	Description of Exhibit

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant, Registration No. 333-188133).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts, on May 26, 2015.

NEUROMETRIX, INC.

By	/s/ Shai N. Gozani
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the date indicated.

Signature		Title	Date

By:	/s/ Shai N. Gozani	Chairman, President and Chief Executive Officer (Principal Executive Officer)	May 26, 2015
Shai N. Gozani, M.D., Ph.D.

By:	/s/ Thomas T. Higgins	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 26, 2015
Thomas T. Higgins

By:	*	Director	May 26, 2015
David E. Goodman, M.D.

By:	*	Director	May 26, 2015
Allen J. Hinkle M.D.

By:	*	Director	May 26, 2015
Nancy E. Katz

By:	*	Director	May 26, 2015
Timothy R. Surgenor

By:	*	Director	May 26, 2015
David van Avermaete

*By:	/s/ Thomas T. Higgins		May 26, 2015
Thomas T. Higgins, Attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Registrant, with respect to the legality of the securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to the Registration Statement on Form S-1 of the Registrant (Registration No. 333-188133).